UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 13, 2005 (April 12, 2005)

LOUDEYE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
1130 Rainier Avenue South
Seattle, Washington		98144

(Address of Principal Executive Offices)		Zip Code

(206) 832-4000

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On April 12, 2005, Loudeye’s board of directors appointed Jason S. Berman to fill a vacancy on Loudeye’s board of directors. Mr. Berman was appointed as a Class I director on Loudeye’s board of directors to serve for a term expiring at the annual meeting of Loudeye’s board of directors in 2007. Mr. Berman received a stock option grant to purchase 100,000 shares of Loudeye Corp. common stock at an exercise price of $1.25 per share. This option grant vests at the rate of 4,166 shares per month over two years and has a ten year term.

     Since January 2005, Berman has served as Chairman Emeritus of the IFPI, the trade organization of the international recording industry whose members comprise more than 1,500 record producers and distributors worldwide. From January 1999 to December 2004, Berman served as Chairman and CEO of the IFPI. Prior to joining the IFPI, Berman served as President of the Recording Industry Association of America, RIAA, beginning in 1987, and as Chairman beginning in 1992, positions he held through May 1998. Berman also served as Special Counsel for Trade to President Clinton in the fall of 1998. Since February 2005, he has served on the Board of Musicloads. Mr. Berman holds a Masters Degree from Northwestern University.

     Loudeye’s board of directors has determined that Mr. Berman meets the independence criteria established under rules of the Securities and Exchange Commission and The Nasdaq Stock Market. Mr. Berman also was appointed to the audit committee of Loudeye’s board of directors. As a result of Berman’s appointment as a director and as a member of Loudeye’s audit committee, Loudeye has regained compliance with The Nasdaq Stock Market’s independent director and audit committee requirements as set forth in Nasdaq Marketplace Rule 4350, which include that Loudeye’s board must consist of a majority of independent directors and Loudeye must have at least three independent directors on its audit committee.

     A copy of the press release issued by the Company announcing the appointment of Mr. Berman is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Exhibits.

     99.1     Press Release dated April 13, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.
Dated: April 13, 2005	By:	/s/ Ronald M. Stevens
Ronald M. Stevens
Chief Financial Officer and Chief Operating Officer